EXHIBIT 1.1

                            STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of this 3rd day of June, 2002, between Edward Alexander ("Purchaser"), Michael Kirsh ("Kirsh"), and Brian Gruson ("Gruson") (Kirsh and Gruson are referred to collectively as "Seller").

                                 R E C I T A L S

WHEREAS, BentleyCapitalCorp.com Inc., a Washington corporation, (the "Company") is a corporation with 100,000,000 shares of $0.0001 par value common stock authorized (the "Stock"), of which 2,250,000 shares are issued and outstanding; and

WHEREAS, Kirsh desires to sell and Purchaser desires to purchase from Kirsh 1,500,000 shares of issued and outstanding Stock owned by Kirsh (the "Kirsh Shares") pursuant to the terms and conditions of this Agreement; and

WHEREAS, Gruson desires to sell and Purchaser desires to purchase from Gruson 250,000 shares of issued and outstanding Stock owned by Gruson (the "Gruson Shares") pursuant to the terms and conditions of this Agreement;



NOW,  THEREFORE,  IT  IS  AGREED  AS  FOLLOWS:

1.   SALE  AND  PURCHASE  OF  SHARES.
     -------------------------------

     Subject to the provisions of this Agreement, Seller agrees to sell, and Purchaser agrees to buy the Kirsh Shares and the Gruson Shares, consisting of a total of 1,750,000 shares of Stock, which will at Closing constitute 77.77% of the issued and outstanding shares of Stock of the Company.

2.   PURCHASE  PRICE.
     ---------------

     Purchaser agrees to pay to Seller, as the purchase price for the Shares, the sum of One Hundred Seventy Thousand Dollars ($170,000.00) (the "Purchase Price) in cash at Closing to Seller's Attorney on behalf of Seller.


                            Stock Purchase Agreement
                                     Page 1
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3.   CLOSING.
     -------

     The Closing shall occur no later than fifteen (15) days from the date of this Agreement, unless extended by mutual agreement of the parties or terminated as provided herein, (the "Closing Date") at the offices of Ogden Murphy Wallace, PLLC, 1601 Fifth Avenue, Suite 2100, Seattle, Washington, 98101 or at such other time and place as is mutually agreeable to Purchaser and Seller.

4.   REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  KIRSH.
     -------------------------------------------------------

     Kirsh hereby represents and warrants to Purchaser that the following are and will be true and correct on the Closing Date, except as otherwise disclosed in a writing delivered to Purchaser by Kirsh on execution of this Agreement, and such representations and warranties shall survive the Closing:

     (a)     ORGANIZATION  OF  COMPANY.  The  Company  is  a  corporation  duly
             -------------------------
organized, validly existing and in good standing under the laws of the State of Washington. The Company has full power and lawful authority to own, or to hold under lease, property and to engage in any lawful business. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934 ("1934 Act").

     (b)     AUTHORIZATION  OF  AGREEMENT.  This  Agreement  constitutes a valid
             ----------------------------
obligation, legally binding upon Seller in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby do not and will not result in any breach of, or default under, any agreement, license or other obligation of Seller or the Company. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

     (c)     CAPITAL  STRUCTURE.  The  authorized  capital  stock of the Company
             ------------------
consists of 100,000,000 shares of Common Stock having a par value of $0.0001 per share of which 2,250,000 shares are issued and outstanding as of the date of this Agreement and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share, of which -0- shares are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of Common


                            Stock Purchase Agreement

Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are not now, and will not be on the Closing Date, any outstanding subscriptions, options, warrants, calls, convertible shares, debts, understandings, restrictions, arrangements or rights of any character to which Company is a party or by which it may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Common Stock of Company or to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Common Stock on any matter.

     (d)     STOCK  OWNERSHIP.  Seller  owns  the  Shares, the Shares were fully
             ----------------
paid, are non-assessable, free and clear of all restrictions, liens, security interests, hypothecations, pledges and encumbrances of every kind and nature whatsoever, and Seller has full and exclusive power and legal right to sell the Shares in accordance with the terms of this Agreement. Upon Closing, Purchaser will acquire good title to the Shares, free and clear of all liens, pledges, encumbrances, equities and claims, including any liability for or claims of any taxing authority, creditor, devisee, legatee or beneficiary of Seller, and on due demand Seller will supply Purchaser with any proof of authority to transfer, or with any other requisite, which may be necessary to obtain registration of the transfer of Stock in Purchaser's name.

     (e)     FINANCIAL  INFORMATION.  Kirsh  has  furnished to Purchaser and its
             ----------------------
advisors, if any, all materials relating to the business, finances and operations of the Company, including without limitation, the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, (2) Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2002, March 31, 2001, June 30, 2001, and September 30, 2001 and (3) all other filings made by the Company under the Securities Exchange Act of 1934 (the "Company's SEC Documents."). Kirsh agrees to promptly provide Purchaser with copies of any subsequent SEC Documents filed with the United States Securities and Exchange Commission ("SEC") by Company.

     (f)     SEC FILINGS.  None of the Company's SEC Documents contained, at the
             -----------
time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since its inception filed all requisite forms, reports and exhibits thereto with the SEC.


                            Stock Purchase Agreement

     (g)     ABSENCE  OF  CERTAIN  CHANGES.  Since  December 31, 2001, there has
             -----------------------------
been no material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company taken as a whole (a "Material Adverse Effect"), except as disclosed in the Company's SEC Documents. Since December 31, 2001, except as provided in the Company's SEC Documents, neither the Company nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (viii) change the articles of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (ix) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     (h)     FULL  DISCLOSURE.  There  is  no fact actually known to the Company
             ----------------
(other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to Purchaser that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, or
(iii) would reasonably be expected to materially and adversely affect the value of the rights granted to Purchaser in this Agreement.

     (i)     NO  DEFAULT.  Except  as  set forth in the Company's SEC Documents,
             -----------
neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture,


                            Stock Purchase Agreement
mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     (j)     LIABILITIES.  On  the  Closing  Date,  the  Company  shall  have no
             -----------
liabilities of any kind, fixed or contingent, including but not limited to accounts payable, taxes, debts, obligations, leases, employment related obligations, fringe benefits, employment taxes and contributions to industrial or unemployment insurance funds, or any other indebtedness or leasehold interest of any nature. There are no amounts due for the payment of all federal, state, county, local or foreign taxes of the Company which are or may become payable by the Company for all periods ending prior to the Closing Date. The Company has filed all federal, state, county, local and foreign income, excise, corporate license or franchise, property, sales or retail occupation taxes and other tax returns required to be filed by it, and such returns are true and correct.

     (k)     COMPLIANCE  WITH  LAW.  The  Company  complies  and will, as of the
             ---------------------
Closing date, comply in all material respects with all applicable federal and state laws, including but not limited to those relating to securities regulation, environmental regulation and hazardous materials, and all rules, regulations and orders of local governing authorities. The Company has not received any notice with which it has not complied from any governmental authority or agency or from any inspection body stating that the Company fails or may fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirements of any public authority or body.

     (l)     LITIGATION.  There  is  no  pending  or  threatened suit, action or
             ----------
litigation, administrative, arbitration or other proceeding or governmental investigation or inquiry to which the Company or its officers or directors are a party or subject.

     (m)     EMPLOYEES.  The  Company  has no employees (other than its officer,
             ---------
who serves without compensation) and has no obligation, contractual or otherwise, to anyone regarding employment or consulting services. The Company has not taken any actions with respect to any person which would give rise to any claims of discrimination on the basis of age, sex, race, disability or any other status protected by federal or local law, any violation of the Fair Labor Standards Act, or any other state or federal law related to the rights of employees.

     (n)     ENVIRONMENTAL  LIABILITY. The Company has not manufactured, stored,
             ------------------------
handled, disposed, transferred, produced, or processed "hazardous substances" or other dangerous or toxic substances, except in compliance with all federal, state or local regulations.

     (o)     EXISTING  CONTRACTS.  Except for the License Agreement, the Company
             --------------------
is  not  a  party  to  any  contracts  for  services  or  otherwise.


                            Stock Purchase Agreement

     (p)     LICENSES.  The assets acquired by issuance of shares, including the
             ---------
Company's rights under the License Agreement, are properly valued in the SEC Documents, the assets exist and the Company holds proper title to those assets.

     (q)     STATUS  OF AFFILIATES.  None of the officers, directors, promoters,
             ---------------------
underwriters or beneficial owners of 10% or more of any class of equity security of the Company: (A) has, within the last five years, (1) filed a registration statement which is the subject of a currently effective registration stop order entered by the SEC or any state securities administrator, or (2) been convicted of any criminal offense in connection with the offer, purchase, or sale of any security, or involving fraud or deceit, or (B) is currently subject to (1) any state or federal administrative enforcement order or judgment, entered within the last five years, finding fraud or deceit in connection with the purchase or sale of any security, or (2) any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, temporarily, preliminarily or permanently restraining or enjoining such party from engaging in or continuing to engage in any conduct or practice involving fraud or deceit in connection with the purchase or sale of any security.

5.   INDEMNIFICATION  BY  SELLER.
     ---------------------------

     (a) Kirsh, his successors and assigns, shall, subject to Section 5(d) indemnify, defend and hold Purchaser harmless from any and all losses, claims, damages or liabilities, including any costs of recovery, suffered by Purchaser as a result of:

           (i) The failure of any representation or warranty of Seller contained in this Agreement to be true and accurate when made and as of the Closing Date; or

           (ii) The failure of Seller to comply with any obligations, agreements or covenants contained in this Agreement.

     (b) Kirsh, his successors and assigns, shall, subject to Section 5(d), indemnify, defend and hold Purchaser harmless from any and all losses, claims, damages or liabilities, including any costs of recovery, suffered by Purchaser as a result of any accounts payable, liabilities, debts, taxes, leases or other obligations of the Company with respect to any period prior to the Closing Date.

     (c) Kirsh, his successors and assigns, shall reimburse Purchaser for any legal or other expense reasonably incurred by Purchaser in connection with any loss, claim, damage or liability indemnified hereby, subject to the limitations set forth in Section 5(d) below. This indemnification


                            Stock Purchase Agreement
shall benefit and inure to the successors and assigns of Purchaser, including the Company, and shall survive the Closing for a period of one (1) year from the date of Closing. In the event Purchaser, his successors or assigns, believe they are entitled to indemnification hereunder, they shall give Seller written notice of the basis for the claim for indemnification.

     (d) The indemnity obligations of the Seller hereunder shall be limited in the following respects:

          (i) Seller will be liable only for Purchaser's losses in respect of which a claim for indemnity is made by Purchaser on or before the expiry date for the survival of Seller's representations, warranties and covenants;

          (ii) Purchaser shall not make claim against Seller unless the amount of Purchaser's losses for which he is seeking to be indemnified exceeds, in respect of any one claim or group of claims in the aggregate, $25,000; and

          (iii) Claims by Purchaser for losses under this Section shall not exceed, in the aggregate, $170,000.

6.   REPRESENTATIONS,  WARRANTIES  OF  PURCHASER.
     -------------------------------------------

     Purchaser hereby represents and warrants to Seller, which representations and warranties shall survive the Closing, that this Agreement constitutes a valid obligation, legally binding upon Purchaser in accordance with its terms. Purchaser hereby represents and warrants to Seller that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and is purchasing the Shares for investment and not with a view to resale. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

7.   INDEMNIFICATION  BY  PURCHASER.
     ------------------------------

     Purchaser, his successors and assigns, shall indemnify, defend and hold Seller harmless from any and all losses, claims, damages or liabilities suffered or incurred by Seller as a result of:


                            Stock Purchase Agreement

     (a) The failure of any representation or warranty of Purchaser contained in this Agreement to be true and accurate when made and as of the Closing Date;

     (b) The failure of Purchaser to comply with any obligations, agreements or covenants contained in this Agreement;

     (c)     The  conduct  of the Company's business after the Closing Date; and

     (d) Any accounts payable, liabilities, debts, taxes, leases or other obligations of the Company arising with respect to any transaction or occurrence occurring completely after the Closing Date.

Purchaser, his successors or assigns, shall reimburse Seller for any legal or other expense reasonably incurred by them in connection with any loss, claim, damage or liability indemnified hereby. This indemnification obligation will survive the Closing.

8.   MERGER  TRANSACTION.
     --------------------

     Reference is made to that certain Agreement and Plan of Reorganization by and between the Company, Purchaser, a subsidiary of the Company to be formed ("Subsidiary"), and Proton Laboratorie-s L.L.C., a California limited liability company ("Proton"), a copy of which is attached hereto as Exhibit A ("Proton Agreement"), and pursuant to which Proton will merge with and into Subsidiary. The Parties agree that the Proton Agreement, in substantially the form attached hereto as Exhibit A, will be consummated subsequent to the consummation of the transaction contemplated by this Agreement. The parties further agree that, upon consummation of the Proton Agreement, Purchaser will deliver to and direct the Company to cancel the lesser of (a) all of his shares in the Company or (b) 1,750,000 shares in the Company. This Agreement and the Proton Agreement are part of a single integrated plan on the part of Purchaser to acquire control over the Company in connection with its acquisition of Proton.

9.   CONDITIONS  TO  PURCHASER'S  OBLIGATIONS.
     ----------------------------------------

     The obligations of Purchaser under this Agreement are subject to satisfaction of each of the following conditions, unless waived in writing by Purchaser, at or prior to Closing:

     (a)     REPRESENTATIONS  TRUE;  COMPLIANCE  WITH  COVENANTS.  The
             ---------------------------------------------------
representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of


                            Stock Purchase Agreement

Closing with the same force and effect as though made on and as of said date. Seller shall have performed and complied in all material respects with all covenants contained herein required to be performed or complied with at or prior to Closing.

     (b)     NO LITIGATION.  There shall not be pending or threatened any claim,
             -------------
suit, action, proceeding, investigation or inquiry by any person, governmental body or authority or other entity seeking to restrain or prohibit this transaction, to obtain damages in connection with this Agreement, or any claim of any nature filed or commenced against the Company.

     (c)     NO  MATERIAL  ADVERSE  CHANGE.  There  shall  have been no material
             -----------------------------
adverse  change  in  the  Company  since  the  date  of  the  SEC  Documents.

     (d)     DELIVERY  AT  CLOSING BY KIRSH. Kirsh shall deliver to Purchaser at
             ------------------------------
Closing  the  following:

          (1) Stock certificate(s) together with stock powers representing the Kirsh Shares;

          (2) The corporate minute books and such other books, papers and records of the Company as relate to its assets and operations;

          (3) The written resignations of all officers and directors of the Company and a signed written consent of the directors of the Company appointing the following as directors and officers of the Company:

               Edward Alexander, President, Director
               Dick Wullaert, Vice President, Chief Technical Officer, Director Micael Ledwith, Director

          (4) A certificate from the officers and directors of the Company, certifying that on the Closing Date, there were 2,250,000 shares of Stock issued and outstanding

          (5) A duly executed copy of that certain Vitamineralherb.com License Agreement dated March 20, 2000, by and between Kirsh and Vitamineralherb.com Inc. and Assignment of the License Agreement by Kirsh to the Company dated March 20, 2000, (collectively, the "License Agreement").


                            Stock Purchase Agreement

     (e)     DELIVERY AT CLOSING BY GRUSON. Gruson shall deliver to Purchaser at
             ------------------------------
Closing the stock certificate(s) together with stock powers representing the Gruson Shares;

     (f)     ADDITIONAL  DOCUMENTS.  Seller shall have delivered or caused to be
             ---------------------
delivered to Purchaser all additional instruments and copies of instruments required to complete the Closing and as Purchaser may otherwise reasonably request.

     (g)     RELATED  TRANSACTIONS.   Purchaser  shall  be  reasonably satisfied
             ---------------------
that any transactions contemplated to be conducted in connection with this transaction either have been consummated on terms and conditions satisfactory to Purchaser or are the subject of a duly authorized, binding and enforceable written agreement.

     (h)     AMOUNTS PAYABLE TO KIRSH.  All amounts due and owing by the Company
             ------------------------
to Kirsh shall be cancelled, including without limitation the $28,000 note payable and the $5,000 liability referenced in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

10.  CONDITIONS  TO  SELLER'S  OBLIGATIONS
     -------------------------------------

     The obligations of Seller under this Agreement are subject to satisfaction of each of the following conditions, unless waived in writing by Seller, at or prior to Closing:

     (a)     REPRESENTATIONS  TRUE;  COMPLIANCE  WITH  COVENANTS.  The
             ---------------------------------------------------
representations and warranties of Purchaser contained in this Agreement shall be true in all material respects on and as of Closing with the same force and effect as though made on and as of said date. Purchaser shall have performed and complied in all material respects with all covenants contained herein required to be performed or complied with at or prior to Closing.

     (b)     DELIVERY AT CLOSING.     The Purchaser shall deliver at Closing the
             --------------------
Purchase  Price  to  Seller's  Attorney.

     (c)     ADDITIONAL  DOCUMENTS.  Purchaser shall have delivered or caused to
             ---------------------
be delivered to Seller all additional instruments and copies of instruments required to complete the Closing and as Seller may otherwise reasonably request.

     (d)     RELATED  TRANSACTIONS.   Seller  shall be reasonably satisfied that
             ---------------------
any transactions contemplated to be conducted in connection with this transaction either have been consummated


                            Stock Purchase Agreement
on terms and conditions satisfactory to Seller or are the subject of a duly authorized, binding and enforceable written agreement.

11.  TERMINATION.
     -----------

     (a)     TERMINATION  BY  MUTUAL  CONSENT.  This Agreement may be terminated
             --------------------------------
at any time by mutual consent of the parties.

     (b)     TERMINATION  BY  PURCHASER  FOR CAUSE.  The Purchaser may terminate
             -------------------------------------
this Agreement upon ten (10) day's notice for breach of any material representation, warranty, or covenant contained in this Agreement in any material respect, provided such breach is in no way the result of any act or omission of Purchaser, or the result of a failure to satisfy any of the conditions to Seller's obligation to close as set forth in Section 10.

     (c)     TERMINATION  BY  SELLER.   Seller may terminate this Agreement upon
             -----------------------
three (3) day's notice if Purchaser fails to deposit the Purchase Price in accordance with Section 2, or the transaction does not Close within the periods prescribed in Section 3, and such failure to Close is in no way the result of any act or omission of Seller, or the result of a failure to satisfy any of the conditions to Purchaser's obligation to close as set forth in Section 9.

     (d)     EFFECT  OF  TERMINATION.  In the event of termination by the Seller
             -----------------------
or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated by Purchaser for Cause, as defined below, all amounts deposited with Seller's Attorney in accordance with this Agreement shall be returned to Purchaser, and this Agreement shall become void and of no further force and effect. "Cause" shall mean breach of the conditions contained in Section 9(d) or 11(b). If this Agreement is terminated for any reason other than by Purchaser for Cause, the Deposit shall be remitted to Seller, all other amounts deposited by Purchaser with Seller's Attorney shall be returned to Purchaser, and this Agreement shall become void and of no further force and effect. Nothing in this Section 11 shall be deemed to release the Seller or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Seller and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

12.  MISCELLANEOUS.
     -------------

     (a)     NOTICE.  All  notices,  requests,  demands  or other communications
             ------
which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be


                            Stock Purchase Agreement
deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier, or (iv) upon written confirmation of receipt by the recipient of such notice if by facsimile:

          Kirsh:         Michael  Kirsh
                         5076  Angus  Dr.
                         Vancouver,  B.C.
                         CANADA  V6M  3M5
                         (604) 269-9881

          Gruson:        Brian  Gruson
                         76  Dale  Avenue
                         Toronto,  Ontario  M4W  1K9
                         (800) 965-0044

          Purchaser:     Edward  Alexander
                         Proton  Laboratorie-s,  L.L.C.
                         1150  Marina  Village  Parkway
                         Suite  103
                         Alameda,  CA  94501
                         Facsimile:  (510) 865-9385

     (b)     WASHINGTON  LAW.  This  Agreement  shall be construed in accordance
             ---------------
with the laws of the State of Washington, without regard to the conflict of laws provisions thereof.

     (c)     ENTIRE  AGREEMENT.  This  Agreement supersedes all prior agreements
             -----------------
of the parties, constitutes the entire agreement and understanding between the parties and may only be modified or amended by a subsequent written agreement executed by both parties.

     (d)     ASSIGNMENT.  Neither  party hereto may assign its rights hereunder.
             ----------
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (e)     NO  WAIVER.  No failure on the part of either party to exercise and
             ----------
no delay in exercising any rights hereunder shall operate as a waiver thereof; nor shall any waiver or acceptance


                            Stock Purchase Agreement
of a partial, single or delayed performance of any term or condition of this Agreement operate as a continuing waiver or a waiver of any subsequent breach thereof.

     (f)     SEVERABILITY.  If  any  provision  of  this Agreement is held to be
             ------------
illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be continued and enforced if such illegal, invalid or unenforceable provision were never a part hereof; and in lieu of such provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make such provision legal, valid and enforceable.

     (g)     SURVIVAL.  Subject  to  Section  5(c),  the  respective  rights and
             --------
obligations of the parties under Sections 4, 5, 6, 7, 11, and 12 shall survive closing, termination or expiration of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER:                                     PURCHASER:


----------------------------------          ----------------------------------
Michael  Kirsh                              Edward  Alexander


----------------------------------
Brian  Gruson


                            Stock Purchase Agreement